Exhibit 99.1

CERTIFICATIONS

I, Ilia Lekach, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of E Com Ventures, Inc.

2.

Based on my knowledge, this Amendment No. 1 to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this Amendment No. 1 to the annual report.

Date: May 30, 2003

/s/ ILIA LEKACH
Ilia Lekach
Chief Executive Officer